Exhibit 99.1

Minutes from Corgenix Employee Town Hall Meeting

August 28, 2014

Mr. Douglass Simpson, CEO of Corgenix Medical Corporation (“Corgenix or the “Company”), opened the employee meeting and stated that he wished to share with them important news about the Company. He referred all in attendance to the press release that went out that morning regarding the agreement to be acquired by Orgentec Diagnostika (“Orgentec”), and to the 8-K filed with the SEC that morning also.

He reminded the employees that this process had been going on for over six months, with the Company looking into many strategic options to grow and strengthen the business. Many of Corgenix management had been very active throughout the process, and he thanked the employees for participating in the process as outside parties visited the Company seemingly every week.  Many employees would remember Orgentec, which provides a dsDNA ELISA to Corgenix for international sales.

Mr. Simpson stated that employees should understand that combining the Corgenix business with Orgentec will significantly broaden and enhance the portfolio of products, and give Corgenix access to a much larger distribution network outside of the US. He reviewed with everyone the key aspects of Orgentec:

•                  Orgentec is a global specialty diagnostics company headquartered in Germany.

•                  It offers a comprehensive suite of autoimmune tests and a growing number of infectious disease tests that are highly complementary to the Corgenix portfolio of diagnostic assays.

•                  Orgentec offers a closed ELISA instrument and associated test kits that automate workflow addressing labor shortages that challenge many labs.

•                  Orgentec is strongly positioned in Europe, where it has direct operations in Germany, France, Hungary and Austria.  It also has a distribution network in the emerging markets of Asia, Latin America and the Middle East.

•                  Orgentec does not have a presence in the United States, nor does it have vascular or liver assays, and this is a key reason Orgentec was interested in Corgenix.

•                  Orgentec was impressed with Corgenix’ strong presence, customer relationships and reputation for quality in the United States.  Corgenix gives them immediate, direct access to this important market.

•                  In addition to increasing the product portfolio and global distribution network, Orgentec gives Corgenix greater scale and resources to invest in developing new diagnostic products and technology for the future.

Mr. Simpson then reviewed with employees key aspects of Water Street Healthcare Partners, the majority owner of Orgentec.

•                  Water Street is a strategic investor that focuses exclusively on healthcare.

•                  Its team has years of experience leading and growing medical diagnostic businesses.

Mr. Simpson introduced Scott Garrett, a senior operating partner with Water Street and chairman of Orgentec.

Mr. Garrett thanked the employees for joining the meeting, and complimented everyone on building Corgenix into the Company it is today. He stated that the Company is highly regarded for its high-quality work, customer relationships and its portfolio of valuable diagnostic tests, and that drove the decision to actively pursue bringing Corgenix together with Orgentec.

He reviewed the Water Street strategy to build a global leader in specialty diagnostics and stated that Corgenix’ strong presence in the United States and portfolio of unique products complement Orgentec.

Mr. Garrett discussed with the employees a brief history of Water Street and the differences between private equity firms and venture capital firms.

Mr. Garret then presented a brief overview of Water Street.

•                  It is a strategic investor that focuses exclusively on the healthcare industry.

•                  Its sole purpose is to invest in and grow healthcare companies.

•                  Its team is committed to growth.  When Water Street invests in companies like Corgenix and Orgentec, it’s because they believe that they can leverage their industry experience and resources to expand products and services.

•                  Water Street accomplishes this through its team.  Half of the team is comprised of executives who have led and operated global businesses specializing in life sciences, healthcare services and medical and diagnostic products.

•                  Water Street will significantly invest its capital, as well as its expertise and network of relationships in the diagnostics industry to build on Corgenix’ and Orgentec’s strong foundation.

•                  The Water Street plan is to build a global specialty diagnostics company with revenues approaching $200 million.

•                  Water Street believes specialty diagnostics is a unique opportunity given the highly fragmented nature of the market with companies traditionally focused on one or two sub-segments.  Key elements of the plan include investing in research and development, and sales and marketing, and other organic initiatives that will accelerate Orgentec’s development and distribution of new products.  Water Street expects to add capabilities in infectious disease, endocrinology, allergy and other segments, as well as a direct presence in most major markets around the world.

Mr. Garrett thanked the employees and turned the meeting over to Mr. Simpson.

Mr. Simpson then reviewed the impact of the envisioned transaction on Corgenix facilities and employees.

•                  On a day-to-day basis much stays the same through now to when the transaction closes, expected in the fourth quarter of 2014.

•                  Employees will continue to work for the same manager and perform the same responsibilities that they always have.

•                  Compensation and benefits will continue to be the same.

•                  The commercial operations, including research and development, manufacturing and distribution, will continue to run out of the facility in Broomfield.

Mr. Simpson stated that the biggest change will be to Corgenix leadership.

•                  Once the merger is finalized and closed with Orgentec, expected to occur sometime in the fourth quarter of 2014, it is expected that Mr. Simpson, President and CEO, and Mr. Critchfield, Senior Vice President Operations and Finance and CFO, will not be retained by Orgentec.

•                  Mr. Simpson will stay on to ensure a smooth transition to Orgentec’s leadership and then is expected to continue with the Company as a consultant.

Mr. Simpson informed the Company that Werner Hofacher, who is CEO of Orgentec, is expected to be CEO of the combined company. He stated that Mr. Hofacher is an impressive leader with years of experience in the industry and will be visiting Corgenix in the next month.

Mr. Simpson also announced that Jim Widergren will be appointed the general manager of Corgenix upon closing.  He stated that Mr. Widergren is an experienced industry executive with significant achievements in commercial operations, product management and finance, who will begin working with the Company following the close to guide and manage Corgenix and its activities, as well as to lead Orgentec’s commercial operations in Latin America and Asia.  He said that Mr. Widergren will report to Mr. Hofacher.

Mr. Simpson stated that:

•                  The new management team will be working closely on a long-term plan for how to best leverage capabilities with Orgentec, and position the combined business for success.

•                  Employees will likely see the pace of business pick up as the Company pursues new strategies and programs to expand products and geographic reach.

•                  Employees will play an important role in making this plan successful.

•                  If everyone does their jobs well and achieves short and long-terms goals, it will mean new and more opportunities to expand their roles and skills sets.

•                  It is important that everyone stays laser focused on jobs and serving customers.

•                  The Company is currently reaching out to strategic partners and communicating with all of the customers to share the news and reassure them that they are the Company’s top priority.

•                  Business will continue as usual as the Company merges with Orgentec. There are no intentions of making any changes that would disrupt these relationships.

•                  As employees engage with customers, everyone should reinforce that Corgenix and Orgentec are committed to serving them and continuing to build the relationships.

Mr. Simpson closed by asking that everyone share their ideas, questions or concerns with him. He stated that his door is always open.

The meeting was concluded.

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